Exhibit 99.1
[PRECISION DRILLING TRUST LETTERHEAD]
June 8, 2008
Mr. Thomas P. Richards
Chairman & Chief Executive Officer
Grey Wolf, Inc.
10370 Richmond Ave., Suite 600
Houston, Texas 77042
Dear Mr. Richards:
I am writing on behalf of the Board of Trustees of Precision Drilling Trust (“Precision”) to propose a business combination between Grey Wolf, Inc (“Grey Wolf”) and Precision. Under our proposal, Precision would acquire all of the common shares of Grey Wolf for US$9.00 per share in cash and units. This represents a 21 % premium to the average closing price over the last thirty trading days of Grey Wolf stock. Precision has reviewed Grey Wolf’s publicly available information and is prepared to immediately negotiate to enter into an agreement providing for a merger between our two companies, subject to confirmatory due diligence which can be completed on an expedited timetable.
Precision believes that our proposal is superior to Grey Wolf’s proposed merger with Basic Energy Services, Inc. and offers more attractive long-term value for Grey Wolf’s shareholders. Our combined companies would have much greater scale and a stronger financial position allowing us to substantially advance our mutual business objectives in the contract drilling business. Additionally, the combined enterprise would be positioned to pursue customer opportunities in the completion and production oilfield service business in the United States and internationally given the diverse operating platform that Precision has established in the Western Canada Sedimentary Basin. With this in mind, we have structured a proposal that allows your shareholders to significantly benefit from, and participate in, a combination of our two companies.
As you know, Precision is a leading provider of oilfield services in North America. Our fleet of over 240 drilling rigs and 223 service rigs are adaptable to the wide variety of unconventional natural gas, conventional oil and natural gas, heavy oil and in situ oil sands applications and we are currently active in key sedimentary basins in Canada and the United States. Our trust units are listed on the New York Stock Exchange and the Toronto Stock Exchange and trade under the symbols “PDS” and “PD.UN”, respectively. Our market capitalization is approximately US$3.4 billion and our total enterprise value is approximately US$3.7 billion.
Given the compelling strategic opportunity available to our collective security holders, we are pleased to present Grey Wolf with the details of our proposal:
1. Purchase Price: Based on available public information, we propose a total consideration for Grey Wolf shareholders of US$ 9.00 per share (on a fully-diluted basis), comprised of cash and units at the election of Grey Wolf shareholders, subject to proration such that the cash portion does not exceed 33 1/3% of the equity purchase price. This per-share offer price results

Thomas P. Richards
June 8, 2008

in an equity value of approximately US$2.0 billion, and implies a multiple of 7.3x 2008 consensus cashflow per share estimates. We have received assurances in writing (see attachments) from Deutsche Bank Securities Inc. and Royal Bank of Canada, financial institutions of national reputation, with respect to them being highly confident in their ability and willingness to provide us with the financing required to complete the proposed business transaction.
2. People: We recognize the strength of a leading contract drilling company resides with its people. We expect to maintain Grey Wolf’s principal offices and facilities and to offer attractive opportunities for Grey Wolf’s people to have continued roles in the combined entity. We are also prepared to discuss Grey Wolf nominees to the Board of Directors of Precision Drilling Corporation, the administrator of Precision.
3. Conditions: In addition to negotiating acceptable legal documentation, final agreement on any transaction would require: (i) satisfactory completion of focused due diligence, (ii) final approval by both the Grey Wolf and Precision Boards of Directors, (iii) Grey Wolf shareholder approval, and (iv) Hart-Scott-Rodino regulatory approval. We are not required to seek Precision unitholder approval for the proposed transaction.
4. Timing: Precision is prepared to move expeditiously in evaluating and negotiating a potential transaction. Given sufficient access to information, we expect to be able to complete our diligence review and a negotiation of a mutually satisfactory definitive Agreement and Plan of Merger within two weeks. In anticipation of moving forward, we have engaged Mayer Brown LLP and Bennett Jones LLP as our legal advisors, and Deutsche Bank Securities Inc. and RBC Dominion Securities Inc. as our financial advisors, on this transaction.
We are excited about the prospect of combining our two companies and ask that you contact Kevin Neveu, Chief Executive Officer of Precision Drilling Corporation, at (403) 716-4645, if we can assist you in fully evaluating our proposal. As you can appreciate, with a proposal of this kind, time is of the essence. We hope that you will give our proposal your prompt and fullest consideration.

Sincerely,

PRECISION DRILLING TRUST, by its administrator, Precision Drilling Corporation

/s/ Robert L. Phillips
Robert L. Phillips Chairman

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[DEUTSCHE BANK LETTERHEAD]
June 7, 2008
Precision Drilling Trust
4200, 150-6th Avenue S.W.
Calgary, Alberta, Canada T2P 3Y7
Attention: Kevin A. Neveu
Re:   Acquisition Financing — Highly Confident Letter
Ladies and Gentlemen:
          You have informed Deutsche Bank Securities Inc. (“DBSI”) that you are presently considering a transaction pursuant to which you (the “Acquiror”) would (i) acquire, in a transaction structured to the satisfaction of DBSI (the “Acquisition”), all or substantially all of the business of Grey Wolf Inc. (the “Acquired Business”), and (ii) refinance substantially all of the existing indebtedness of the Acquired Business and its subsidiaries (the “Refinancing”). We understand the aggregate amount of cash required to finance the Transaction (as defined below) would be approximately $2.2 billion (inclusive of fees, expenses and existing Acquiror indebtedness).
          DBSI further understands that the sources of funds needed to effect the Acquisition and the Refinancing, to pay all fees and expenses incurred in connection with the Transaction and to provide for the working capital needs and general corporate requirements of the Acquiror and its subsidiaries after giving effect to the Acquisition shall be provided through:
     (i) equity financing provided by the Acquiror in an aggregate amount equal to at least $1,300.0 million, which (x) may be in the form of cash and/or trust units of the Acquiror (valued at fair market value at the time of issuance) and (y) shall otherwise be on terms satisfactory to DBSI (including the relative proportions thereof in the form of cash and trust units) (the “Equity Financing”);
     (ii) available cash on hand of the Acquired Business equal to approximately $300.0 million; and
     (iii) third-party debt financing of approximately $900 million (approximately $600 million of which will be funded at close), to be provided through (x) the issuance by the Acquiror (either pursuant to a bridge financing or by private placement or underwritten public sale) of unsecured senior notes (the “Senior Notes”) and/or (y) senior bank credit facilities made available to the Acquiror (the “Senior Bank Financing” and, together with the Senior Notes, the “Third-Party Financing”), with the Third-Party Financing to be allocated between the Senior Notes and the Senior Bank Financing in a manner satisfactory to DBSI.
The Acquisition, the Refinancing, the Equity Financing and the incurrence of the Third-Party Financing are herein called the “Transaction”.

          DBSI is pleased to inform you that, based on our review of certain financial information and projections provided to us, a capital structure as described above and current market conditions, we are highly confident that the Third-Party Financing can be arranged, placed and/or underwritten to finance, in part, the Transaction, subject to (x) co-arranger(s) participating in the Third-Party Financing to an extent satisfactory to DBSI and (y) the other conditions outlined below.
          You fully understand that (i) this letter does not constitute. a commitment on the part of, or engagement of, DBSI or any of its affiliates to provide, arrange, place, underwrite and/or participate in any or all of the Third-Party Financing and that neither DBSI nor any of its affiliates is under any obligation, as a result of this letter, to provide or offer to provide any such commitment or engagement and (ii) any commitment or engagement by DBSI or any of its affiliates in respect of the Third-Party Financing would be evidenced by a separate writing and be subject to, among other things (a) DBSI’s satisfactory completion of its business, legal, tax, environmental, financial and accounting due diligence with respect to Acquiror, its subsidiaries, the Acquired Business and the Transaction, (b) receipt of all credit and other internal approvals and our verification of all assumptions we have made, (c) there not having occurred any material adverse change in the condition (financial or otherwise), results of operations, business or prospects of you and your subsidiaries, taken as a whole, or the Acquired Business, taken as a whole, since the most recent audit date of your or the Acquired Business’, as the case may be, financial statements, (d) there not having been any disruption or material adverse change in the market for new issues of high yield securities or the syndication market for credit facilities or the financial or capital markets in general, in the judgment of DBSI, and (e) satisfaction of all other conditions we would require to be fulfilled with respect thereto.
          None of DBSI, any of its affiliates or any of their respective directors, officers, employees, representatives and agents shall be responsible or liable to you or any other person or entity for any amounts or damages of any kind or character (including, without limitation, any loss of profits, business or anticipated savings) which may be alleged as a result of this letter or the proposed Transaction.
          You acknowledge that DBSI may share with any of its affiliates, and such affiliates may share with DBSI, any information (including as relating to creditworthiness) related to the Transaction, the Acquiror or the Acquired Business (and each of their respective subsidiaries and affiliates), or any of the matters contemplated hereby. DBSI agrees to treat, and cause any such affiliate to treat, all non-public information provided to it by you as confidential information in accordance with customary banking industry practices.
          You agree that this letter is for your confidential use only and that, unless DBSI has otherwise consented, neither its existence nor the terms hereof will be disclosed by you to any person or entity other than (x) your officers, directors, employees, accountants, attorneys and other advisors and (y) the Acquired Business and its officers, directors, shareholders, employees, accountants, attorneys and other advisors, and then (in either case) only on a “need to know” basis in connection with the transactions contemplated hereby and on a confidential basis. Notwithstanding the foregoing, (i) you may file a copy of this letter in any public record in which it is required by law, in the opinion of your counsel, to be filed and (ii) you may make such other public disclosure of the terms and conditions hereof as, and to the extent, you are required by

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law, in the opinion of your counsel, to make; provided that, in the case of any disclosure pursuant to clause (i) or (ii) above, you provide written notification to DBSI in advance of such disclosure.
          We look forward to working with you to successfully complete the proposed Transaction.

Very truly yours, DEUTSCHE BANK SECURITIES INC.
By	/s/ J. Michael Hafner
	Name:	J. Michael Hafner
	Title:	Managing Director

By	/s/ Jonathan Cox
	Name:	Jonathan Cox
	Title:	Managing Director

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[RBC ROYAL BANK LETTERHEAD]

June 7, 2008
STRICTLY PRIVATE AND CONFIDENTIAL
Precision Drilling Corporation
Suite 4200, 150 – 6th Avenue S.W.
Calgary, Alberta
T2P 3Y7

Attention:	Kevin A. Neveu
Chief Executive Officer

Dear Kevin:
We understand that Precision Drilling Trust (“Precision”) intends to submit a non-binding bid for the acquisition of 100% of the issued and outstanding common shares of Grey Wolf, Inc. (“Grey Wolf” or the “Company”) (the “Proposed Transaction”). We further understand that Precision has requested documentation to support its non-binding bid.
On the basis of the review of information provided to date on the Proposed Transaction, our knowledge of Precision’s existing operations, and subject to the conditions and limitations outlined below, we are highly confident of our ability to underwrite 100% of the debt financing in support of said acquisition (the “Proposed Financing”).
We understand that you propose to fund the anticipated purchase price of up to US$2.2 Billion, including transaction costs and any potential refinancing of your existing credit facility, by way of equity consideration of a trust unit for share exchange of up to US$1.3 Billion and bridge financing of up to US$900 Million. Accordingly, you are seeking financing to fund the above bridge financing and to pay fees and expenses associated with the Proposed Transaction.
Upon a formal request from you, we will proceed to secure the internal approvals required to execute commitment letters evidencing a fully committed underwriting of 100% of the bridge facility in the amount up to US$900 Million. Until such letters can be delivered we are pleased to provide the following consideration.
This letter is not a commitment by us to structure or to provide financing and is not intended to create any contractual or other relationship. A firm commitment to finance would be subject to (but not limited to):
(a)	approval of the Proposed Transaction by the Board of Directors of Precision;

(b)	satisfactory completion by us of financial, engineering, business, legal, accounting and environmental due diligence in respect of the Proposed Transaction and the Company and of any material contractual counterparties in relation thereto, including definitive documentation between Precision and the

Company including purchase and sale agreement and pre-transaction and lockup agreements;

(c)	receipt by us of our internal credit approvals, subsequent agreement with us on the appropriate pricing, terms, structure and conditions of the Proposed Financing and execution of definitive documentation in form and substance satisfactory to RBC, and then only in accordance with the terms and conditions thereof;

(d)	the absence of any material adverse change in or affecting:
(i)	the business, assets, liabilities (including contingent liabilities), operation, condition (financial or otherwise) or prospects of the Proposed Transaction or Precision; or

(ii)	the financial, banking or capital markets; and
(e)	receipt of all necessary governmental, regulatory and third party approvals and consents satisfactory to the Bank and the absence of legal, regulatory, confidentiality or other restrictions or legal proceedings which may materially adversely impact the acquired assets, or your ability to consummate the Proposed Financing or the Proposed Transaction.
It should be understood that any financing shall contain customary terms and conditions, and shall be subject to, inter alia, the satisfactory completion of RBC’s due diligence investigation of Grey Wolf, and the execution and delivery of definitive documentation.
This letter is rendered to Precision, solely for use in connection with the Proposed Transaction, including to be disclosed to Grey Wolf and Grey Wolf’s advisors to support Precision’s bid for the Proposed Transaction, and does not confer any rights or remedies on any party, including any other party to the Proposed Transaction or any other financing sources for the Proposed Transaction. Except as otherwise required by law, or unless RBC has otherwise consented thereto, Precision is not authorized to disclose this letter, or the contents hereof, to any other person or entity other than the company and its advisors.
We look forward to assisting you with this transaction. If you have any questions, please contact the undersigned.
Yours truly,
/s/ Debra Giles
Debra Giles
Authorized Signatory

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